SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 16, 2007

                                  Hemcure, Inc.
               (Exact name of registrant as specified in charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

       005-80848                                           20-5573204
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

          730 W. Randolph
          Suite 600
          Chicago, Illinois                                  60661
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)

                                 (312) 454-0015
                           ---------------------------
                           (Issuer's Telephone Number)

                                 Not applicable.
                 -----------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Hemcure, Inc. (the "Registrant") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2007, the Registrant, its majority shareholder and its Chief Executive Officer, on the one hand, and AuraSound, Inc., a California corporation ("AuraSound"), and the shareholders of AuraSound, on the other hand, entered into an Agreement and Plan of Share Exchange (the "Exchange Agreement"). Pursuant to the Exchange Agreement, at the closing, the AuraSound shareholders will sell, convey, assign, transfer and deliver to the Registrant 100% of the issued and outstanding shares of AuraSound, and Hemcure will issue to each AuraSound shareholder one share of common stock of Hemcure for each share of AuraSound. The aggregate number of shares of common stock of Hemcure to be issued to the AuraSound shareholders will not exceed 11,505,305 shares. The Registrant's majority shareholder and Chief Executive Officer have entered into the Exchange Agreement in order to indemnify AuraSound and its shareholders against any claim or liability arising out of any breach of or inaccuracy in any representation, warranty or covenant of the Registrant in the Exchange Agreement or any liability arising out of or in connection with any of the assets, business or operations of the Registrant prior to the closing of the Exchange Agreement.

The closing of the Exchange Agreement will take place on the date when all the closing conditions are either satisfied or waived, including that, on or before the closing date, the Registrant and AuraSound must have in an escrow account for their collective benefit no less than $6,000,000 in gross proceeds from a private placement of Hemcure's common stock and warrants.

At the closing of the Exchange Agreement, the Registrant will also issue to various bridge lenders of AuraSound warrants to purchase an aggregate of 1,285,713 shares of common stock at an exercise price of $1.75 per share and to the placement agent in connection with the Private Placement (the "Placement Agent") a warrant to purchase 251,429 shares of common stock at an exercise price of $1.40 per share.

Further, in connection with the Exchange Agreement, at closing, all directors and officers of the Registrant in office immediately prior to the closing will resign and designees of AuraSound will be elected to the Registrant's board of directors and appointed as the Registrant's officers to fill the vacancies created by such resignations.

The issuance of shares and warrants pursuant to the Exchange Agreement will be issued in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Act").

The foregoing summary description of the Exchange Agreement is qualified in its entirety by reference to the Exchange Agreement, which is attached to this Current Report as an exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

On or about February 20, 2007, the Registrant sold and issued 1,380,671 shares of common stock to Next Stage Investments, Inc., an affiliate of the Placement Agent, and 206,829 shares of common stock to Synergy Business Consulting, LLC, an entity controlled by the Chief Executive Officer of the Registrant, at a price of $0.01 per share. The Registrant issued these shares in reliance on
Section 4(2) of the Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Businesses Acquired.

            Not applicable.

      (b)   Pro Forma Financial Information

            Not applicable.

      (c)   Exhibits

            10.1 Agreement and Plan of Share Exchange, dated as of February 16, 2007.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HEMCURE, INC.

                                    By /s/ Bartly Loethen
                                      ------------------------------------------
                                    Name:  Bartly Loethen
                                    Title: Chief Executive Officer and President

Dated: February 23, 2007